UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 30, 2006

Date of Report (Date of earliest
event reported)

NeoRx Corporation

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-16614 (Commission File No.)	91-1261311 (IRS Employer Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, WA (Address of principal executive offices)		98119-4114 (Zip Code)

(206) 281-7001 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                  Entry into a Material Definitive Agreement.

On February 1, 2006, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors named therein (the “Purchasers”), for a $65 million private placement of newly issued shares of Company common stock and the concurrent issuance of warrants for the purchase of additional shares of common stock.  The closing of the $65 million financing (the “Financing”), including the issuance of the securities and the receipt of proceeds, is subject to shareholder approval in accordance with Nasdaq Marketplace Rules, as well as to satisfaction of customary and other conditions of closing, including shareholder approval of an amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 150 million to 200 million (the “Articles Amendment”) in order to provide for a sufficient number of common shares to complete the Financing.  If the Financing and the Articles Amendment are approved by the shareholders, the Company would issue to the Purchasers an aggregate of approximately 92.9 million shares of common stock at a purchase price of $0.70 per share, together with five-year warrants to purchase an aggregate of approximately 25.4 million shares of common stock at an exercise price of $0.77 per share.  The Purchase Agreement may be terminated by the Company and the holders of at least 60% in interest of the notes held by the Purchasers pursuant to the Bridge Loan (described below) at any time by mutual agreement.  The Purchase Agreement may be terminated by either the Company or the holders of at least 60% in interest of the notes (i) in the event of a material breach by the other party, (ii) if any governmental entity issues an injunction or other ruling prohibiting the Financing, or (iii) if the Financing does not close on or before May 31, 2006.  The Purchase Agreement may be terminated by the holders of at least 60% in interest of the outstanding notes (i) in the event that shareholder approval of the Financing and the Articles Amendment is not obtained, or (ii) if the Company suffers a material adverse effect with respect to its business, assets, operations or financial condition.  During the term of the Purchase Agreement, the Company has agreed, subject to customary fiduciary exceptions, not to solicit or participate in negotiations with any third parties relating to the sale of 10% or more of the business, assets or capital shares of the Company.  Moreover, if the Company receives any third party offer to provide financing or to enter into a transaction below the 10% threshold, the Company must first endeavor to negotiate with the Purchasers for a period of up to 15 business days and, if the Purchasers offer to provide such financing or enter into such transaction on terms no less favorable than those received by third parties, the Company must accept the Purchasers’ offer if it accepts any offer.  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company and the Purchasers also entered into a Note and Warrant Purchase Agreement dated as of February 1, 2006, pursuant to which the Company executed convertible promissory notes in favor of the Purchasers for a bridge loan by the Purchasers to the Company in the aggregate principal amount of $3.46 million (the “Bridge Loan”).  In addition to the notes, the Company issued to the Purchasers five-year warrants to purchase an aggregate of approximately 2.5 million shares of common stock at an exercise price of $0.77 per share.  The proceeds of the Bridge Loan will be used to fund the Company’s operations pending shareholder approval of the Financing.  The notes have an interest rate of 8% per annum and, at the closing of the Financing, automatically would convert into that number of shares of common stock equal to the sum of the outstanding principal amount and accrued and unpaid interest on the notes divided by $0.70.  The notes are secured by a first lien on certain assets of the Company pursuant to a Security Agreement between the Company and the Purchasers dated as of February 1, 2006.   The notes will mature on the earliest of (i) May 31, 2006, (ii) the closing of the Financing, and (iii) the written election of the holders of 60% in interest of the principal amount of the notes following an event of default under the terms of the notes (the “Maturity Date”).   If the Financing closing does not occur by May 31, 2006, or there occurs an event of default under the notes, or the notes are outstanding after May 31, 2006, the principal amount of the notes and all accrued and unpaid interest may, subject to certain limitations, be converted into shares of Company common stock at the lesser of (i) $0.70 per share or (ii) the greater of: (X) $0.45 per share or (Y) the closing bid price per share of the common stock on the date of the event of default or the term date, as applicable.  Unless previously converted, the outstanding principal balance and all accrued and unpaid interest under the note will, after the Maturity Date, bear interest at an increased rate of 13% from and after the date of default to the date of payment in full of such unpaid amount.  Copies of the Note and Warrant Purchase Agreement, the Security Agreement and the forms of the convertible promissory notes and warrants are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, each of which is incorporated herein by reference.

As a condition to the closing of the Bridge Loan, the Company executed a letter agreement dated January 30, 2006 with Texas State Bank extending the earlier forbearance letter dated October 14, 2005 between the Bank and the Company (the “Original Forbearance”) until June 5, 2006, and changing the maturity date of the promissory note that is the subject of the Original Forbearance from April 17, 2009 to June 5, 2006.  Under the Original Forbearance, the Company deposited $1.0 million in an interest bearing account with the Bank as additional collateral securing the payment of the Bank note.  Pursuant to the terms of the Original Forbearance, the Bank, as of January 31, 2006, applied the cash collateral and all interest accrued thereon to the outstanding balance of the Bank note.   The outstanding balance of the Bank note at December 31, 2005 was approximately $3.9 million.  A copy of the Original Forbearance is attached as an Exhibit 10.36 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference.  A copy of the extension letter agreement is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Also as a condition to the closing of the Bridge Loan, the Company, the Purchasers and each of the holders of all of the Company’s outstanding shares of Series B convertible preferred stock (the “Preferred Holders”) entered into an Irrevocable Agreement to Convert the Series B Convertible Preferred Stock (the “Conversion Agreement”), pursuant to which each Preferred Holder agreed, subject to the closing of the Financing, to convert its shares of Series B convertible preferred stock into shares of common stock, at an adjusted conversion rate of 6060.6061.  Subject to shareholder approval of the Financing and the Articles Amendment, the Company will, concurrently with the closing of the Financing, issue to Preferred Holders an aggregate of approximately 9.5 million shares of common stock pursuant to the Conversion Agreement. The Conversion Agreement expires on the earliest of (i) the occurrence of any event pursuant to which all of the outstanding shares of Series B convertible preferred stock are converted into shares of common stock; (ii) the consummation of a Liquidation (as defined in Section 3(d) of the Series B Designation of Rights and Preferences included as a part of the Company’s Articles of Incorporation); and (iii) June 1, 2006.  A copy of the Conversion Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The securities issued and issuable pursuant to the Bridge Loan and the Financing are being acquired by a group of eight accredited investors in a private placement transaction meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of foreign purchasers, Regulation S under the Securities Act, and have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements.  Under the Purchase Agreement, the Company has agreed, if the Financing and Articles Amendment are approved, to file a registration statement with the SEC covering the resale of the shares of common stock issued in the Financing, including the shares of common stock issued upon conversion of the notes, and the shares of common stock issuable upon exercise of the warrants issued in connection with the Bridge Loan and the Financing.

These transactions are being led by MPM Capital.  Other investors are Abingworth, Bay City Capital, Deerfield Management Company, Sagamore Hill, SF Capital and T. Rowe Price.  Upon closing of the Financing (assuming shareholder approval), MPM Capital would become the beneficial owner of approximately 30% of the Company’s common stock and would have representation on the Company’s Board of Directors, filling one of two new director positions to be created in connection with the Financing.  The second new director position would be filled by a representative selected by mutual agreement of MPM Capital and Bay City Capital.  Bay City Capital would acquire beneficial ownership of approximately 16% of the Company’s common stock upon closing of the Financing.  Two Company directors, Dr. Fred Craves and Dr. Carl Goldfischer, are managing directors of Bay City Capital.

Reference is made to the Company’s press release dated February 1, 2006 for additional information.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

A special meeting of shareholders is being planned in April to seek the required shareholder approvals.  Detailed information about the proposals to be presented at the special meeting will be contained in the proxy statement filed with the SEC and mailed to shareholders prior to the meeting.  The Company, its Board of Directors, executive officers and employees, and certain other persons may be deemed to be participants in the solicitation of proxies of Company shareholders to approve the issuance of securities and the Articles Amendment in connection with the Financing.  These individuals may have interests in the transaction, including interests resulting from their participation as an investor in the transaction or their ownership of common stock or options or other securities of the Company.  Information concerning these individuals and their interests in the transaction and their participation in the solicitation will be contained in the proxy statement to be filed with the SEC.  SHAREHOLDERS OF NEORX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.   The proxy statement will be available free of charge at www.sec.gov.  In addition, investors and securities holders may obtain free copies of the proxy statement and other documents filed with the SEC by contacting NeoRx Investor Relations at NeoRx Corporation, 300 Elliott Avenue West, Suite 500, Seattle, WA 98119, Attention: Julie Rathbun, telephone (206) 286-2517.

Section 2 – Financial Information

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description of the $3.46 million Bridge Loan, including the terms and conditions of the convertible promissory notes, the Security Agreement and the warrants issued in connection with the Bridge Loan, set out in Item 1.01 above, which description is incorporated in this Item by reference.

Item 2.04.

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See the discussion of the acceleration of maturity date of the Texas State Bank note pursuant to the extension letter agreement dated January 30, 2006, and the Bank’s application, as of January 31, 2006, of $1.0 million in cash collateral to the Bank note, set forth in Item 1.01 above, which discussion is incorporated in this Item by reference.

Section 3 – Securities and Trading Market

Item 3.02.                  Unregistered Sales of Equity Securities

See the discussion of the convertible promissory notes, warrants and shares of common stock issued and issuable pursuant to the Bridge Loan and the Financing set out in Item 1.01 above, which discussion is incorporated in this Item by reference.

Item 3.03.                  Material Modification to Rights of Security Holders

See the discussion in Item 1.01 above regarding the execution of the Conversion Agreement by the Preferred Holders and the intended conversion, subject to shareholder approval, of the Company’s shares of Series B convertible preferred stock, $.02 par value, into an aggregate of approximately 9.5 million shares of common stock, $.02 par value, concurrent with the closing of the Financing, which discussion is incorporated in this Item by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

4.1	Irrevocable Consent of Holders of Series B Convertible Preferred Stock dated as of February 1, 2006

10.1

Securities Purchase Agreement dated as of February 1, 2006, by and among the Company and the Purchasers named therein, including form of Offering Warrant

10.2

Warrant and Note Purchase Agreement dated as of February 1, 2006, by and among the Company and the Purchasers named therein

10.3

Security Agreement dated as of February 1, 2006, by and among the Company and the Secured Parties named therein

10.4

Form of Convertible Promissory Note dated as of February 1, 2006

10.5

Form of Bridge Warrant dated as of February 1, 2006

10.6	Letter Agreement with Texas State Bank dated January 30, 2006

99.1

Press release dated February 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoRx Corporation

Dated: February 3, 2006	By:	/s/Susan D. Berland
Name: Susan D. Berland
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Irrevocable Consent of Holders of Series B Convertible Preferred Stock dated as of February 1, 2006

10.1	Securities Purchase Agreement dated as of February 1, 2006, by and among the Company and the Purchasers named therein, including form of Offering Warrant

10.2

Warrant and Note Purchase Agreement dated as of February 1, 2006, by and among the Company and the Purchasers named therein

10.3

Security Agreement dated as of February 1, 2006, by and among the Company and the Secured Parties named therein

10.4

Form of Convertible Promissory Note dated as of February 1, 2006

10.5

Form of Bridge Warrant dated as of February 1, 2006

10.6	Letter Agreement with Texas State Bank dated January 30, 2006

99.1

Press release dated February 1, 2006